UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 16, 2014

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WORKIVA INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-36773	47-2509828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2900 University Boulevard, Ames, IA		50010
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 275-3125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 31, 2014, Workiva Inc. (the “Company”) issued to Bluestem Capital Appreciation Fund, LLC (“Bluestem”) a $5.0 million subordinated promissory note (the “Note”) with a 7% coupon rate and maturing January 31, 2016. The Note contained an option to convert outstanding principal and paid-in-kind interest into the Company's Class A common stock upon successful completion of an initial public offering at a 10% discount to the offering price.
On December 16, 2014, Bluestem elected to exercise its option to convert the Note, with principal and interest to date totaling $5,134,246.58, into 407,480 shares of Class A common stock of the Company at a price of $12.60 per share, which represents 90% of the initial public offering price of the Company's Class A common stock. The shares of Class A common stock will be issued to Bluestem on December 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2014	WORKIVA INC.

	By:	/s/ Troy M. Calkins
	Name:	Troy M. Calkins
	Title:	Executive Vice President, Secretary and General Counsel